Exhibit 99.2

Healthcare Informatics Associates, Inc.

Financial Report

December 31, 2006

Independent Auditor’s Report

To the Board of Directors

Healthcare Informatics Associates, Inc.

Bainbridge Island, Washington

We have audited the accompanying balance sheets of Healthcare Informatics Associates, Inc. as of December 31, 2006, 2005 and 2004, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Healthcare Informatics Associates, Inc. as of December 31, 2006, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey & Pullen, LLP
Seattle, Washington
November 29, 2007

Balance Sheets

Healthcare Informatics Associates, Inc.

December 31, 2006, 2005 and 2004

	2006	2005	2004

Assets

Current Assets
Cash and cash equivalents	$1,247,031	$102,068	$728,075
Certificates of deposit	1,421,313	408,655	15,517
Accounts receivable, less allowance for doubtful accounts: 2006 - $377,177; 2005 - $335,106; 2004 - $308,383	1,548,768	1,041,162	261,446
Unbilled accounts receivable	673,809	707,715	326,977
Prepaid expenses	3,758	46,517	15,723
Total current assets	4,894,679	2,306,117	1,347,738

Equipment, at Cost	106,418	98,233	40,536
Less accumulated depreciation	62,452	36,285	24,972
Equipment, net	43,966	61,948	15,564

Total assets	$4,938,645	$2,368,065	$1,363,302

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$76,994	$120,312	$84,588
Accrued expenses	630,394	393,189	264,055
Total current liabilities	707,388	513,501	348,643

Commitments	—	—	—

Stockholders’ Equity
Common stock, no par value; 100 shares authorized, issued and outstanding	—	—	—
Additional paid-in capital	19,770	19,770	19,770
Retained earnings	4,211,487	1,834,794	994,889
Total stockholders’ equity	4,231,257	1,854,564	1,014,659

Total liabilities and stockholders’ equity	$4,938,645	$2,368,065	$1,363,302

See notes to financial statements.

Statements of Income and Retained Earnings

Healthcare Informatics Associates, Inc.

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Revenue	$10,746,904	$5,784,257	$3,741,828

Less reimbursements	1,179,957	473,966	454,430

Net revenue	9,566,947	5,310,291	3,287,398

Direct Costs	6,064,860	3,822,842	2,366,343

Gross profit	3,502,087	1,487,449	921,055

General and Administrative Expenses	564,028	381,180	305,295

Operating income	2,938,059	1,106,269	615,760

Other Income (Expense)
Interest income	13,713	11,341	2,230
Other	(13,206)	(5,770)	1,812
Total other income (expense)	507	5,571	4,042

Net income	$2,938,566	$1,111,840	$619,802

Statements of Retained Earnings
Retained earnings, beginning of year	$1,834,794	$994,889	$385,161
Net income	2,938,566	1,111,840	619,802
Stockholder distributions	(561,873)	(271,935)	(10,074)

Retained earnings, end of year	$4,211,487	$1,834,794	$994,889

See notes to financial statements.

Statements of Cash Flows

Healthcare Informatics Associates, Inc.

Years Ended December 31, 2006, 2005 and 2004

	2006	2005	2004

Cash Flows from Operating Activities
Cash received from customers	$10,223,345	$4,594,796	$3,361,605
Cash paid to suppliers and employees	(7,509,379)	(4,509,224)	(3,019,329)
Interest received	13,713	11,341	4,042
Net cash provided by operating activities	2,727,679	96,913	346,318

Cash Flows from Investing Activities
Maturities of certificates of deposit	251,055	233,786	410,717
Purchases of certificates of deposit	(1,263,713)	(626,924)	(176,332)
Purchases of equipment	(8,185)	(59,653)	(17,410)
Proceeds received from sale of equipment	—	1,806	—
Net cash provided by (used in) investing activities	(1,020,843)	(450,985)	216,975

Cash Flows Used in Financing Activities
Distributions to stockholders	(561,873)	(271,935)	(10,074)

Net increase (decrease) in cash and cash equivalents	1,144,963	(626,007)	553,219

Cash and Cash Equivalents
Beginning of year	102,068	728,075	174,856

End of year	$1,247,031	$102,068	$728,075

Reconciliation of Net Income to Net Cash Provided by Operating Activities
Net income	$2,938,566	$1,111,840	$619,802
Adjustments:
Depreciation	26,167	11,463	1,846
Bad debts	49,859	29,007	67,664
Change in assets and liabilities:
Increase in accounts receivable	(620,465)	(745,723)	(195,215)
(Increase) decrease in unbilled accounts receivable	96,906	(443,738)	(185,008)
(Increase) decrease in prepaid expenses	42,759	(30,794)	(4,200)
Increase (decrease) in accounts payable	(43,318)	35,724	(65,178)
Increase in accrued expenses	237,205	129,134	106,607

Net cash provided by operating activities	$2,727,679	$96,913	$346,318

See notes to financial statements.

Notes to Financial Statements

Healthcare Informatics Associates, Inc.

December 31, 2006, 2005 and 2004

Note 1 - Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Healthcare Informatics Associates, Inc. (the Company) is a professional consulting firm based in Bainbridge Island, Washington. The Company, incorporated in the state of Delaware in 1995, performs software implementation and consulting services to various healthcare organizations throughout the United States. The Company grants credit to substantially all of its customers.

A summary of significant accounting policies follows:

Use of Estimates

Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Certificates of Deposit

Certificates of deposit are valued at cost, which approximates market value. Certificates of deposit have various maturities in 2007.

Accounts Receivable

Accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. An account receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. The Company generally does not require collateral on accounts receivable.

Unbilled accounts receivable include services performed, but not yet billed prior to year-end, at contracted billing rates and employee travel and accommodations chargeable to customers for expenses incurred, but not yet billed.

(continued)

Equipment

Equipment comprises computers and is stated at cost. Depreciation is provided for in amounts sufficient to relate the cost of the depreciable assets to operations over their estimated service lives, which are estimated to be three years. The straight-line method of depreciation is followed for all assets.

Revenue Recognition

Customer contracts are fee-for-service arrangements based on hourly rates in accordance with terms in the agreement and are recognized as revenue in the period services are performed. Direct costs for travel and accommodations reimbursable in accordance with the contract terms are recognized as revenue in the period the related expense was incurred.

Income Taxes

The Company has elected to be taxed under Subchapter S of the Internal Revenue Code. As a result of this election, the Company’s income is currently taxable to its stockholders. Accordingly, no provision for income taxes has been included in the accompanying financial statements. The Company has a policy of making distributions to stockholders sufficient to at least pay the income taxes resulting from its taxable income.

Recent Accounting Pronouncements

In September 2006, FASB issued SFAS No. 157, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. It clarifies that fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. This statement does not require any new fair value measurements but rather provides enhanced guidance to other pronouncements that require or permit assets or liabilities to be measured at fair value. This statement is effective for fiscal years beginning after November 15, 2007, with earlier adoption permitted. The Company does not expect the adoption of this statement will have a material impact on its financial position, results of operations and cash flows.

In February 2007, FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of SFAS No. 115, which provides all entities with an option to report selected financial assets and liabilities at fair value. The objective of the statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in earnings caused by measuring assets and liabilities differently, without having to apply complex provisions of hedge accounting. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes. The statement is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007, with earlier adoption permitted, provided the entity also elects the provisions of SFAS No. 157. The Company does not expect the adoption of this statement will have a material impact on its financial position, results of operations and cash flows.

Note 2 - Related-Party Transactions

The Company paid rent of $12,000, $12,000 and $9,000 to the stockholders for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 3 - Major Customers

The Company derived 80 percent, 56 percent and 64 percent of its revenue from 3, 2 and 2 major customers during the years ended December 31, 2006, 2005 and 2004, respectively. Accounts receivable from these customers approximated $1,388,000, $450,000 and $495,000 at December 31, 2006, 2005 and 2004, respectively.

Note 4 - Retirement Plan

The Company sponsors a Simple IRA plan that covers all employees at date of hire. The Company, at its discretion, may match employee contributions to the plan which typically have been 3 percent of gross wages. The Company contributed approximately $88,000, $63,000 and $27,000 to the plan for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 5 - Commitments

The Company has an agreement with a consultant for services through January 2006 and on a month-to-month basis thereafter. The consultant is entitled to compensation totaling $160,000 annually and a commission based on a plan agreement dated April 2006 through April 2008. The consultant earns a commission for achieving specific sales goals in accordance with the plan document. Commission expense totaled $265,047, $122,358 and $42,094 for the years ended December 31, 2006, 2005 and 2004, respectively.

Note 6 - Subsequent Event

On September 30, 2007, the Company was acquired by InfoLogix, Inc. through an asset purchase for $12,000,000 subject to adjustments based on the contract provisions. Additional consideration of up to $4,500,000 can be earned upon satisfaction of certain financial milestones. To the extent these financial milestones are exceeded, additional consideration equal to 25 percent of such excess can also be earned.